CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated January 25, 2019, relating to the financial statements of New World Technologies, Inc., as of October 31, 2018 and to all references to our firm included in this Registration Statement.

/S/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

July 24, 2019